UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2019

Exantas Capital Corp.

(Exact name of registrant as specified in its charter)

Maryland	1-32733	20-2287134
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

717 Fifth Avenue
New York, NY		10022
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: 212-621-3210

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	XAN	New York Stock Exchange
8.625% Fixed-to-Floating Series C Cumulative Redeemable Preferred Stock	XANPrC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01Entry into a Material Definitive Agreement.

On May 29, 2019, RCC Real Estate, Inc. ("RCC RE"), a wholly-owned subsidiary of Exantas Capital Corp. (the "Company"), entered into a Mortgage Loan Sale and Purchase Agreement (the "Purchase Agreement") with C-III Commercial Mortgage LLC, a wholly-owned subsidiary of C-III Capital Partners LLC ("C-III"). The Company's external manager, Exantas Capital Manager Inc., is an indirect wholly-owned subsidiary of C-III. The Purchase Agreement provides for the acquisition by RCC RE of certain commercial real estate mortgage loans on a servicing-released basis to be purchased at par, plus accrued and unpaid interest on each loan as of the closing date, for an aggregate purchase price of $197.6 million.

The Purchase Agreement contains customary representations, warranties, covenants and indemnities of the parties. C-III Commercial Mortgage LLC retained its and its servicers' rights to be indemnified by any guarantor, indemnitor or obligor from third-party claims, and the Company has agreed to indemnify it from claims incurred as a result of the Company's failure to perform its post-closing obligations.

The transaction was approved by the board of directors of the Company (the "Board") and was recommended for approval by a special committee comprising three independent directors of the Board. The special committee engaged J.P. Morgan Securities LLC to act as its independent financial advisor and issue a fairness opinion.

The foregoing description of the Purchase Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 7.01Regulation FD Disclosure.

On May 29, 2019, in connection with the transaction described above, the Company issued a press release, a copy of which is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Information furnished pursuant to Item 7.01 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that Section. This information shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.
Exhibit No.	Description
2.1

Mortgage Loan Sale and Purchase Agreement, dated May 29, 2019, by and between RCC Real Estate, Inc. and C-III Commercial Mortgage LLC. The Company hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to such agreement to the U.S. Securities and Exchange Commission upon request.

99.1	Press Release issued on May 29, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXANTAS CAPITAL CORP.

		By:	/s/ David J. Bryant
David J. Bryant
Chief Financial Officer

Dated:	May 30, 2019